Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT ANNOUNCES

FOURTH QUARTER FISCAL 2017 OPERATING RESULTS

Uncasville, Connecticut, November 21, 2017 – Mohegan Gaming & Entertainment, or MGE, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its fourth fiscal quarter ended September 30, 2017.

“The MGE team delivered another strong September quarter and full fiscal year performance, led again by our flagship Connecticut property,” said Mario Kontomerkos, Chief Executive Officer of MGE. “Solid gaming volumes at Mohegan Sun were complemented by very strong, across-the-board non-gaming revenue growth, a trend we expect to persist with the introduction of the new Mohegan Sun Exposition and Convention Center, slated to open in the summer of 2018. The addition of the exposition and convention center, along with other ongoing initiatives, will continue to position Mohegan Sun as the premier gaming and entertainment destination in the Northeast for years to come.”

Consolidated operating results for the fourth quarter ended September 30, 2017 (unaudited):

•	Net revenues of $362.0 million, a 4.5% increase over the fourth quarter of fiscal 2016

•	Gaming revenues of $307.1 million, a 2.0% increase over the fourth quarter of fiscal 2016

•	Gross slot revenues of $213.7 million, a 2.2% increase over the fourth quarter of fiscal 2016

•	Table game revenues of $94.3 million, a 2.9% increase over the fourth quarter of fiscal 2016

•	Non-gaming revenues of $84.5 million, a 20.7% increase over the fourth quarter of fiscal 2016

•	Income from operations of $81.7 million, a 12.1% increase over the fourth quarter of fiscal 2016

•	Net income attributable to MGE of $55.4 million, a 25.4% increase over the fourth quarter of fiscal 2016

•	Adjusted EBITDA, a non-GAAP measure described below, of $105.2 million, an 11.0% increase over the fourth quarter of fiscal 2016

The growth in Adjusted EBITDA, income from operations and net income attributable to MGE compared to the fourth quarter of fiscal 2016 was principally driven by strong gaming and non-gaming results at Mohegan Sun, combined with lower Corporate related operating costs and expenses. Net income attributable to MGE also reflects lower interest expense.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2017	September 30, 2016	Variance	Percentage Variance
Adjusted EBITDA	$87,306	$83,600	$3,706	4.4%
Income from operations	$70,939	$66,354	$4,585	6.9%
Operating costs and expenses	$213,206	$200,330	$12,876	6.4%
Net revenues	$284,145	$266,684	$17,461	6.5%
Gaming revenues	$240,775	$231,854	$8,921	3.8%
Non-gaming revenues	$68,290	$54,016	$14,274	26.4%

The growth in Adjusted EBITDA and income from operations was principally driven by higher gaming and non-gaming revenues. Gaming revenues were boosted by strong slot and table game volumes, while non-gaming revenues benefited from the additional hotel room capacity added by our new 400-room Earth Hotel Tower, which opened in November 2016, and a strong entertainment calendar at the Mohegan Sun Arena. These results were partially offset by higher entertainment and payroll related costs. Adjusted EBITDA margin was 30.7% for the quarter ended September 30, 2017 compared to 31.3% in the fourth quarter of fiscal 2016.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2017	September 30, 2016	Variance	Percentage Variance
Slots:
Handle	$1,957,605	$1,874,628	$82,977	4.4%
Gross revenues	$161,497	$153,874	$7,623	5.0%
Net revenues	$154,548	$147,794	$6,754	4.6%
Free promotional slot plays (1)	$16,681	$15,553	$1,128	7.3%
Weighted average number of machines (in units)	4,924	5,095	(171)	(3.4%)
Hold percentage (gross)	8.2%	8.2%	—	—
Win per unit per day (gross) (in dollars)	$357	$328	$29	8.8%
Table games:
Drop	$512,067	$497,499	$14,568	2.9%
Revenues	$83,292	$80,956	$2,336	2.9%
Weighted average number of games (in units)	278	278	—	—
Hold percentage (2)	16.3%	16.3%	—	—
Win per unit per day (in dollars)	$3,257	$3,166	$91	2.9%
Poker:
Revenues	$2,176	$2,192	$(16)	(0.7%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$563	$567	$(4)	(0.7%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2017	September 30, 2016	Variance	Percentage Variance
Food and beverage:
Revenues	$16,699	$14,735	$1,964	13.3%
Meals served	846	676	170	25.1%
Average price per meal served (in dollars)	$14.45	$16.23	$(1.78)	(11.0%)
Hotel (1):
Revenues	$15,630	$12,257	$3,373	27.5%
Rooms occupied	138	106	32	30.2%
Occupancy rate	95.9%	97.8%	(1.9%)	(1.9%)
Average daily room rate (in dollars)	$108	$109	$(1)	(0.9%)
Revenue per available room (in dollars)	$104	$107	$(3)	(2.8%)
Retail, entertainment and other:
Revenues	$35,961	$27,024	$8,937	33.1%
Arena events (in events)	37	33	4	12.1%
Arena tickets	242	195	47	24.1%
Average price per Arena ticket (in dollars)	$63.96	$44.10	$19.86	45.0%

(1)	The new 400-room Earth Hotel Tower opened on November 10, 2016.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2017 (1)	September 30, 2016	Variance	Percentage Variance
Adjusted EBITDA	$14,614	$13,463	$1,151	8.5%
Income from operations	$6,491	$10,535	$(4,044)	(38.4%)
Operating costs and expenses	$64,695	$64,982	$(287)	(0.4%)
Net revenues	$71,186	$75,517	$(4,331)	(5.7%)
Gaming revenues	$66,324	$69,143	$(2,819)	(4.1%)
Non-gaming revenues	$9,493	$11,784	$(2,291)	(19.4%)

(1)	Includes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

The growth in Adjusted EBITDA was principally due to our continued efforts to contain operating costs and expenses such as payroll costs and certain casino marketing and promotional expenses. The declines in gaming and non-gaming revenues reflected lower overall business volumes driven, in part, by a repositioning of our promotional offers. Adjusted EBITDA margin increased 270 basis points to 20.5% for the quarter ended September 30, 2017 from 17.8% in the fourth quarter of fiscal 2016.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2017	September 30, 2016	Variance	Percentage Variance
Slots:
Handle	$653,806	$679,208	$(25,402)	(3.7%)
Gross revenues	$52,166	$55,184	$(3,018)	(5.5%)
Net revenues	$52,053	$55,058	$(3,005)	(5.5%)
Free promotional slot plays (1)	$12,527	$11,485	$1,042	9.1%
Weighted average number of machines (in units)	2,330	2,297	33	1.4%
Hold percentage (gross)	8.0%	8.1%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$243	$260	$(17)	(6.5%)
Table games:
Drop	$54,687	$54,729	$(42)	(0.1%)
Revenues	$11,057	$10,777	$280	2.6%
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	20.2%	19.7%	0.5%	2.5%
Win per unit per day (in dollars)	$1,646	$1,605	$41	2.6%
Poker:
Revenues	$578	$661	$(83)	(12.6%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$349	$400	$(51)	(12.8%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2017	September 30, 2016	Variance	Percentage Variance
Food and beverage:
Revenues	$5,815	$7,380	$(1,565)	(21.2%)
Meals served	99	165	(66)	(40.0%)
Average price per meal served (in dollars)	$20.83	$19.85	$0.98	4.9%
Hotel:
Revenues	$1,370	$1,665	$(295)	(17.7%)
Rooms occupied	20	21	(1)	(4.8%)
Occupancy rate	90.8%	96.8%	(6.0%)	(6.2%)
Average daily room rate (in dollars)	$64	$73	$(9)	(12.3%)
Revenue per available room (in dollars)	$58	$71	$(13)	(18.3%)
Retail, entertainment and other:
Revenues	$2,308	$2,739	$(431)	(15.7%)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2017 (1)	September 30, 2016	Variance	Percentage Variance
Adjusted EBITDA	$3,312	$(2,226)	$5,538	N.M.
Income (loss) from operations	$4,220	$(4,077)	$8,297	N.M.
Operating costs and expenses	$2,541	$9,541	$(7,000)	(73.4%)
Net revenues	$6,761	$5,464	$1,297	23.7%

(1)	Excludes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

N.M.—Not Meaningful.

The growth in Adjusted EBITDA and income from operations was primarily driven by a reduction in the reserve against reimbursable costs and expenses advanced by us to ilani Casino Resort. The increase in net revenues reflected management fees earned in connection with our management contract with ilani Casino Resort, which opened in April 2017.

MGE Property Information

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Mohegan Sun	$284,145	$266,684	$70,939	$66,354	$87,306	$83,600
Mohegan Sun Pocono	71,186	75,517	6,491	10,535	14,614	13,463
Corporate	6,761	5,464	4,220	(4,077)	3,312	(2,226)
Inter-segment revenues	(60)	(1,273)	—	—	—	—

Total	$362,032	$346,392	$81,650	$72,812	$105,232	$94,837

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
	For the Fiscal Year Ended		For the Fiscal Year Ended		For the Fiscal Year Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Mohegan Sun	$1,079,920	$1,022,076	$249,403	$237,605	$313,277	$302,181
Mohegan Sun Pocono	278,938	298,677	36,368	41,445	53,641	53,281
Corporate	21,385	19,133	(25,313)	(17,907)	(18,019)	(12,062)
Inter-segment revenues	(240)	(5,092)	—	—	—	—

Total	$1,380,003	$1,334,794	$260,458	$261,143	$348,899	$343,400

Other Information

Liquidity

As of September 30, 2017, MGE held cash and cash equivalents of $89.0 million compared to $83.7 million as of September 30, 2016. As of September 30, 2017, no amounts were drawn on MGE’s $170.0 million revolving credit facility and $25.0 million line of credit. As of September 30, 2017, letters of credit issued under the revolving credit facility totaled $50.6 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, MGE had approximately $119.4 million of borrowing capacity under its revolving credit facility and line of credit as of September 30, 2017.

Interest Expense

Interest expense decreased by $5.9 million, or 17.4%, to $28.0 million for the quarter ended September 30, 2017 compared to $33.9 million in the fourth quarter of fiscal 2016. The reduction in interest expense was attributable to lower weighted average interest rate driven by MGE’s October 2016 refinancing and April 2017 repricing transactions. Weighted average interest rate was 6.6% for the quarter ended September 30, 2017 compared to 7.9% in the fourth quarter of fiscal 2016. Weighted average outstanding debt was $1.71 billion for each of the quarters ended September 30, 2017 and 2016.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Fiscal Year Ended September 30, 2017	Forecasted Fiscal Year 2018
Mohegan Sun:
Maintenance	$35.1	$33.3
Development	0.6	—
Expansion—Mohegan Sun Exposition Center	21.3	58.3

Subtotal	57.0	91.6
Mohegan Sun Pocono:
Maintenance	6.7	7.9
Development	0.2	—

Subtotal	6.9	7.9
Corporate:
Maintenance	0.1	0.5
Other—Project Inspire	37.5	94.0

Subtotal	37.6	94.5

Total	$101.5	$194.0

Distributions to the Mohegan Tribe

Distributions to the Mohegan Tribe totaled $21.0 million for the quarter ended September 30, 2017 compared to $18.5 million in the fourth quarter of fiscal 2016. Distributions to the Mohegan Tribe are anticipated to total $60.0 million for fiscal 2018.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its fourth quarter of fiscal 2017 operating results on Tuesday, November 21, 2017 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 12652338

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, November 21, 2017. This replay will run through December 5, 2017.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 12652338

A transcript will be available on MGE’s website for a period of 90 days following the conference call.

About MGE

MGE owns and operates Mohegan Sun, a gaming and entertainment complex located on an approximately 196-acre site on the Mohegan Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., MGE also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 5 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space, the 1,200-room luxury Sky Hotel Tower and the 400-room Earth Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge.

MGE has expanded its business to several new markets across the country and internationally, including the management of Resorts Casino Hotel in Atlantic City, New Jersey, the development and management of ilani Casino Resort in Clark County, Washington, and the development and management of Project Inspire, a first-of-its-kind, multi-billion dollar integrated resort and casino project to be built at Incheon International Airport in South Korea.

More information about MGE and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	For the Fiscal Year Ended September 30, 2017	For the Fiscal Year Ended September 30, 2016
Revenues:
Gaming	$307,099	$300,997	$1,179,865	$1,166,886
Food and beverage	22,514	22,115	90,310	88,923
Hotel	17,000	13,922	63,518	52,561
Retail, entertainment and other	45,009	33,986	151,657	123,017

Gross revenues	391,622	371,020	1,485,350	1,431,387
Less—Promotional allowances	(29,590)	(24,628)	(105,347)	(96,593)

Net revenues	362,032	346,392	1,380,003	1,334,794

Operating costs and expenses:
Gaming	172,815	166,569	667,469	661,629
Food and beverage	9,817	9,630	41,041	40,437
Hotel	6,853	4,287	27,713	16,018
Retail, entertainment and other	15,552	11,917	57,978	42,608
Advertising, general and administrative	53,573	51,576	203,922	200,447
Corporate	846	9,220	44,749	35,821
Depreciation and amortization	19,086	17,944	74,443	73,913
(Gain) loss on disposition of assets	165	(161)	58	180
Pre-opening	1,675	723	2,172	723
Impairment	—	1,875	—	1,875

Total operating costs and expenses	280,382	273,580	1,119,545	1,073,651

Income from operations	81,650	72,812	260,458	261,143

Other income (expense):
Accretion of discount to the redemption liability	(3,345)	—	(3,345)	—
Interest income	5,370	3,091	13,732	9,560
Interest expense, net of capitalized interest	(28,000)	(33,900)	(114,319)	(136,194)
Gain (loss) on modification and early extinguishment of debt	2	—	(74,888)	(484)
Income (loss) from unconsolidated affiliates	1,624	399	(1,509)	(939)
Other income (expense), net	3	8	6	(9)

Total other expense	(24,346)	(30,402)	(180,323)	(128,066)

Net income	57,304	42,410	80,135	133,077
(Income) loss attributable to non-controlling interests	(1,858)	1,798	(1,061)	(427)

Net income attributable to Mohegan Gaming & Entertainment	$55,446	$44,208	$79,074	$132,650

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating Results:
Gross revenues	$391,622	$371,020	$1,485,350	$1,431,387
Net revenues	$362,032	$346,392	$1,380,003	$1,334,794
Income from operations	$81,650	$72,812	$260,458	$261,143
Other Data:
Adjusted EBITDA	$105,232	$94,837	$348,899	$343,400
Capital expenditures	$42,741	$21,267	$101,533	$48,962
Cash interest paid	$16,015	$48,142	$93,816	$132,730
Distributions to the Tribe	$21,000	$18,550	$60,000	$53,000

			September 30, 2017	September 30, 2016
Balance Sheet Data:
Cash and cash equivalents			$88,953	$83,743
Capital leases			$—	$1,521
Long-term debt, including current portion			$1,651,209	$1,685,167

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating results:
Gross revenues (in thousands)	$309,065	$285,870	$1,166,183	$1,096,864
Net revenues (in thousands)	$284,145	$266,684	$1,079,920	$1,022,076
Income from operations (in thousands)	$70,939	$66,354	$249,403	$237,605
Operating margin	25.0%	24.9%	23.1%	23.2%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$87,306	$83,600	$313,277	$302,181
Adjusted EBITDA margin	30.7%	31.3%	29.0%	29.6%
Capital expenditures (in thousands)	$18,142	$16,255	$57,033	$39,921
Weighted average number of units:
Slot machines	4,924	5,095	4,994	5,123
Table games	278	278	275	273
Poker tables	42	42	42	42
Win per unit per day:
Slot machines (gross)	$357	$328	$335	$316
Table games	$3,257	$3,166	$3,228	$3,088
Poker tables	$563	$567	$575	$606
Hold percentage:
Slot machines (gross)	8.2%	8.2%	8.2%	8.1%
Table games	16.3%	16.3%	16.3%	16.4%
Food and beverage statistics:
Meals served (in thousands)	846	676	3,031	2,684
Average price per meal served	$14.45	$16.23	$15.42	$16.16
Hotel statistics:
Rooms occupied (in thousands)	138	106	532	423
Occupancy rate	95.9%	97.8%	96.3%	98.4%
Average daily room rate	$108	$109	$106	$103
Revenue per available room	$104	$107	$102	$102
Entertainment statistics:
Arena events (in events)	37	33	129	118
Arena tickets (in thousands)	242	195	835	667
Average price per Arena ticket	$63.96	$44.10	$57.50	$48.05

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating results:
Gross revenues (in thousands)	$75,817	$80,927	$297,864	$320,364
Net revenues (in thousands)	$71,186	$75,517	$278,938	$298,677
Income from operations (in thousands)	$6,491	$10,535	$36,368	$41,445
Operating margin	9.1%	14.0%	13.0%	13.9%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$14,614	$13,463	$53,641	$53,281
Adjusted EBITDA margin	20.5%	17.8%	19.2%	17.8%
Capital expenditures (in thousands)	$1,735	$3,661	$6,897	$7,575
Weighted average number of units:
Slot machines	2,330	2,297	2,284	2,322
Table games	73	73	73	73
Poker tables	18	18	18	18
Win per unit per day:
Slot machines (gross)	$243	$260	$247	$260
Table games	$1,646	$1,605	$1,540	$1,575
Poker tables	$349	$400	$403	$454
Hold percentage:
Slot machines (gross)	8.0%	8.1%	8.0%	8.1%
Table games	20.2%	19.7%	19.8%	19.2%
Food and beverage statistics:
Meals served (in thousands)	99	165	482	664
Average price per meal served	$20.83	$19.85	$21.37	$19.67
Hotel statistics:
Rooms occupied (in thousands)	20	21	79	83
Occupancy rate	90.8%	96.8%	91.8%	96.3%
Average daily room rate	$64	$73	$61	$66
Revenue per available room	$58	$71	$56	$64

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating results:
Gross revenues (in thousands)	$6,800	$5,496	$21,543	$19,251
Net revenues (in thousands)	$6,761	$5,464	$21,385	$19,133
Income (loss) from operations (in thousands)	$4,220	$(4,077)	$(25,313)	$(17,907)
Adjusted EBITDA (in thousands)	$3,312	$(2,226)	$(18,019)	$(12,062)
Capital expenditures (in thousands)	$22,864	$1,351	$37,603	$1,466

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands):

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$57,304	$42,410	$80,135	$133,077
Other (income) expense, net	(3)	(8)	(6)	9
(Income) loss from unconsolidated affiliates	(1,624)	(399)	1,509	939
(Gain) loss on modification and early extinguishment of debt	(2)	—	74,888	484
Interest expense, net of capitalized interest	28,000	33,900	114,319	136,194
Interest income	(5,370)	(3,091)	(13,732)	(9,560)
Accretion of discount to the redemption liability	3,345	—	3,345	—

Income from operations	81,650	72,812	260,458	261,143

Adjusted EBITDA attributable to non-controlling interests	(2,270)	1,644	(727)	(581)
Impairment	—	1,875	—	1,875
Pre-opening	1,675	723	2,172	723
(Gain) loss on disposition of assets	165	(161)	58	180
Share-based compensation	—	—	7,569	6,147
Property charges (1)	4,926	—	4,926	—
Depreciation and amortization	19,086	17,944	74,443	73,913

Adjusted EBITDA	$105,232	$94,837	$348,899	$343,400

(1)	Relates to an ongoing regulatory matter at Mohegan Sun Pocono.

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended September 30, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Property Charges (1)	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Impairment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$70,939	$15,856	$—	$—	$164	$74	$—	$273	$87,306
Mohegan Sun Pocono	6,491	3,196	4,926	—	1	—	—	—	14,614
Corporate	4,220	34	—	—	—	1,601	—	(2,543)	3,312

Total	$81,650	$19,086	$4,926	$—	$165	$1,675	$—	$(2,270)	$105,232

	For the Three Months Ended September 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Property Charges (1)	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Impairment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$66,354	$14,745	$—	$—	$(160)	$723	$1,875	$63	$83,600
Mohegan Sun Pocono	10,535	2,929	—	—	(1)	—	—	—	13,463
Corporate	(4,077)	270	—	—	—	—	—	1,581	(2,226)

Total	$72,812	$17,944	$—	$—	$(161)	$723	$1,875	$1,644	$94,837

	For the Fiscal Year Ended September 30, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Property Charges (1)	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Impairment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$249,403	$61,985	$—	$—	$61	$571	$—	$1,257	$313,277
Mohegan Sun Pocono	36,368	12,350	4,926	—	(3)	—	—	—	53,641
Corporate	(25,313)	108	—	7,569	—	1,601	—	(1,984)	(18,019)

Total	$260,458	$74,443	$4,926	$7,569	$58	$2,172	$—	$(727)	$348,899

	For the Fiscal Year Ended September 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Property Charges (1)	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Impairment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$237,605	$61,017	$—	$—	$167	$723	$1,875	$794	$302,181
Mohegan Sun Pocono	41,445	11,823	—	—	13	—	—	—	53,281
Corporate	(17,907)	1,073	—	6,147	—	—	—	(1,375)	(12,062)

Total	$261,143	$73,913	$—	$6,147	$180	$723	$1,875	$(581)	$343,400

(1)	Relates to an ongoing regulatory matter at Mohegan Sun Pocono.

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, share-based compensation expense, gain or loss on disposition of assets, pre-opening costs and expenses, impairment charges, accretion of discount to a redemption liability, gain or loss on modification and early extinguishment of debt, income or loss from unconsolidated affiliates, property charges, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Mario C. Kontomerkos

Chief Executive Officer

Mohegan Gaming & Entertainment

(860) 862-8000